LICENSE AGREEMENT



     THIS IS AN AGREEMENT, dated January 28, 1995 (the "Agreement"), between Designs, Inc., a Delaware corporation ("Designs") and The Designs/OLS Partnership, a Delaware general partnership (the "Partnership").
                           BACKGROUND
     Designs' wholly-owned subsidiary, the Designs Partner, is party to an agreement creating the Partnership, which will operate a number of OLS and Outlet stores in the Territory. Designs has spent time, money and effort to develop a distinctive proprietary system consisting of operating procedures and instructional and operating manuals and related materials for the establishment and operation of retail stores offering only Levi Strauss & Co. products, and Designs and the Partnership desire that Designs license to the Partnership the right to use such system for the establishment and operation of OLSs and Outlets. That matter is the subject of this Agreement.

DESIGNS AND THE PARTNERSHIP AGREE AS FOLLOWS:
1.   Definitions
     1.1 The documents relating to the formation and operation of the Partnership are known as the "Transaction Documents."
They include a "Glossary." Capitalized terms used in this Agreement and not otherwise defined in this Agreement have the meanings given them in the Glossary, as that Glossary may be amended from time to time in accordance with its terms.
     1.2 "Manuals" shall mean the "Operating Manual(s)", "Training Manual(s)" and "Compliance Manual(s)" as each is identified in Exhibit A to this Agreement and all Updates.
     1.3 "Proprietary Information" shall mean the information in the Manuals received by the Partnership from Designs pursuant to this Agreement or another Transaction Document, except that Proprietary Information shall not include any information that the Partnership can prove (i) was generally available to the public at the time of disclosure to the Partnership or subsequently became generally available through no wrongful act of the Partnership, (ii) was lawfully acquired by the Partnership from a third party who was entitled to possession of such information and was not under an obligation of confidentiality, or (iii) was lawfully and independently developed by the Partnership without reference to or reliance upon the Manuals or any Proprietary Information.
     1.4 "Update" shall mean a version, enhancement or modification of a Manual, or an update or replacement to a Manual, that is furnished or required to be furnished by Designs to the Partnership pursuant to Section 3.1 of this Agreement.
2.   License
     2.1 Grant of Right to Use. Designs grants to the Partnership a royalty-free, non-exclusive, nontransferable right and license to use the Manuals solely in connection with the operation of OLSs and Outlets in the Territory pursuant to the Transaction Documents. The Partnership shall not be entitled in any case to sublicense or otherwise transfer or make available any Manuals to any person or entity, including, without limitation, to the LOS Partner or any Affiliate of the LOS Partner or to grant a Lien on any of the Manuals or any of its rights under this Agreement.
3.   Updates
     3.1 If Designs or a Designs Affiliate modifies, enhances or replaces any of the Manuals or any of the information in any of the Manuals for use with any or all of its stores and such modified, enhanced or new Manual or information is also relevant to, or could have utility to, operation of any of the Partnership's OLSs or Outlets, then Designs shall furnish that modified, enhanced or new Manual or information to the Partnership and such modified, enhanced or new Manual or information shall be deemed an "Update" and become part of the "Manuals" for all purposes of this Agreement.
     3.2 The Partnership shall maintain current versions of the Manuals in accordance with the procedures set forth in Exhibit B hereto.
4.   Confidentiality
     4.1 Without the prior written consent of Designs, which Designs shall be entitled to withhold in its absolute discretion, the Partnership shall not use any Proprietary Information for any purpose other than operation of the OLSs and Outlets pursuant to this Agreement during the term hereof and, both during and after the term of this Agreement, the Partnership shall not disclose any Proprietary Information to any third party, except that the Partnership may furnish the Proprietary Information to the LOS Partner subject to the LOS Partner's obligations under the agreement set forth on the last page hereof. The Partnership shall communicate the contents of this Section 4 to all of its employees and agents who shall have access to any Proprietary Information.
     4.2 Immediately upon expiration or termination of this Agreement for any reason, the Partnership shall (i) deliver to Designs all copies of Manuals, (ii) deliver to Designs or destroy any and all other copies of Proprietary Information (other than Manuals) and (iii) certify in writing that it has complied with the provisions of this Section 4.2. If the license provided in
Section 2 of this Agreement terminates with respect to an OLS or Outlet pursuant to Section 6.1, such OLS or Outlet shall promptly comply with the provisions of clauses (i), (ii) and (iii) of this
Section 4.2.
5.   Indemnification
     5.1 The Partnership shall indemnify Designs and hold it harmless from and against any Damages arising out of any breach by the Partnership of any of its obligations under this Agreement, except for those Damages arising directly from Designs' gross negligence or willful misconduct or that of any Designs Affiliate.
     5.2 Designs shall indemnify the Partnership and hold it harmless from and against any Damages arising out of any breach by Designs of any of its obligations under this Agreement, except for those Damages arising directly from the Partnership's gross negligence or willful misconduct.
     5.3 Indemnification under this Section 5 shall be governed by the rules set forth in Exhibit C to this Agreement.
6.   Termination
     6.1 Automatic. This Agreement shall terminate automatically if the Designs Partner ceases to hold, whether directly or indirectly, equity interest in the Partnership, or if the Administrative Services Agreement is terminated. The license provided in Section 2 of this Agreement shall terminate automatically with respect to an OLS or Outlet, if the Partnership ceases to own and manage such OLS or Outlet.
     6.2 Breach. This Agreement may be terminated by Designs if: (a) the Partnership fails to perform any material obligations under this Agreement; (b) that failure is not cured within thirty days after Designs delivers to the Partnership and the LOS Partner a notice describing the default and identifying it as a material breach of this Agreement; and (c) Designs then delivers a second notice to those parties, this one terminating this Agreement, if the Partnership fails to cure that default within those thirty days. That termination will become effective on the date Designs delivers to the Partnership and the LOS Partner a notice of termination.
     6.3 Effect of Termination. Upon termination of this Agreement, the Partnership shall promptly discontinue use of the Manuals and the license to use the Manuals, as provided in
Section 2 of this Agreement, shall automatically terminate. Upon termination of the license provided in Section 2 with respect to an OLS or Outlet, such OLS or Outlet shall promptly discontinue use of the Manuals. Termination shall not discharge either party from its obligations under Section 4 or from any liabilities to the other party resulting from prior performance or breach of its obligations under this Agreement.
7.   Remedial Matters
     7.1 Misuse of Rights. The Partnership and Designs acknowledge and agree that monetary damages alone would not adequately compensate either party should the other party breach its obligations under Sections 2 and 4 of this Agreement or otherwise misuse the Manuals or Proprietary Information. Accordingly, each party shall be entitled, in addition to any other remedies, to enforce those obligations and to obtain related relief by means of injunction or other equitable relief.
     7.2 Not Exclusive. The provisions of this Agreement are in addition to, and not in place of, any rights Designs or the Partnership has under applicable law.
8.   Representations and Warranties.
     Designs represents and warrants to the Partnership that the license granted by this Agreement is a legal, valid and binding obligation of Designs and that Designs has the right, power and authority to enter into and perform this Agreement and to grant the license granted herein.
9.   Controversies.
     Any Controversy under this Agreement or respecting any of the subjects treated in this Agreement shall be resolved, if possible, by the good faith efforts of Designs and the Partnership including, if other efforts fail, a face-to-face meeting between a senior manager of Designs and, on behalf of the Partnership, a senior manager of the LOS Partner. If any Controversy is not settled by such efforts within 30 days after Designs or the Partnership requests such a meeting, either of them shall be entitled to cause the Controversy to be resolved by an arbitrator employed by JAMS/Endispute. If the Partnership initiates arbitration, the arbitration shall be conducted in Boston, Massachusetts. If Designs initiates arbitration, the arbitration shall be conducted in whichever of Columbus, Ohio or San Francisco, California the Partnership chooses. The arbitration shall be conducted in accordance with JAMS/Endispute's then-applicable Rules of Practice and Procedure for Arbitration. Pending the completion of any such proceeding, all obligations not in dispute shall continue to be performed under this Agreement. Except as provided below, such arbitration shall be Design's and the Partnership's exclusive formal means of resolving any such Controversy. The decision of the arbitrator shall be final and binding on Designs and the Partnership. Judgment upon any award renedered by the arbitrator may be entered by any state or federal court having jurisdiction. Notwithstanding the foregoing, to preserve rights or prevent or mitigate Damages and in aid of the arbitration process, any party to the arbitration may apply to such a court for temporary or preliminary injunctive or other equitable relief pending the results of the arbitration. However, if the final decision of the arbitrator is inconsistent with any such relief so obtained, the arbitrator's final decision shall preempt such relief. All decisions respecting any such Controversy shall be made on behalf of the Partnership by the LOS Partner in accordance with Section
5.11 of the Partnership Agreement.
10.  Bankruptcy
     If an order for relief is entered in a case under the United States Bankruptcy Code with respect to Designs and if Designs (as the debtor in possession) or its trustee rejects this Agreement, the Partnership may make the election specified in Section 365(n)(1)(B) of the United States Bankruptcy Code, as that Section may be amended or replaced from time to time, in order that the Partnership retains the rights granted to the Partnership by this Agreement.
11.  Entire Agreement; Amendment
     This Agreement and its exhibits, together with the other Transaction Documents incorporated herein, contain all of the terms and conditions agreed upon by the various parties to the Transaction Documents relating to their subject matter, represent the final, complete and exclusive statement by those parties regarding that subject matter, and supersede any and all prior or contemporaneous agreements, negotiations, correspondence, understandings and communications between or among them, whether oral or written regarding that subject matter. This Agreement may be amended only by a writing signed by Designs and the Partnership.
12.  Binding Effect; Assignment
     This Agreement shall be binding upon the successors and permitted assigns of Designs and the Partnership. Designs may, without obtaining the consent of the Partnership, freely assign its rights and delegate its duties under this Agreement (either directly or by operation of law) to any one of the following, provided that the assignee agrees in writing to be bound by the terms and conditions of this Agreement and provided also that the right to license the Manuals has been transferred or licensed to the assignee: (i) any Affiliate of Designs; (ii) any successor to Designs by merger or consolidation; or (iii) any purchaser of all or substantially all of the assets of Designs. The Partnership may not assign any of its rights or delegate any of its duties without the express, prior written consent of Designs. Any assignment or delegation or purported assignment or delegation made in contravention to this Section 12 shall be void and without effect. Designs may grant or deny consent in its sole discretion.
13.  Governing Law
     This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware.
14.  Further Assurances
     Designs and the Partnership agree to sign those other documents and to take those other actions as the other may reasonably request in order to effect or memorialize the transactions contemplated by this Agreement.
15.  Notices
     Any notice required under this Agreement shall be in writing and shall be given by mail or courier delivery or by facsimile transmission addressed to:
     If to Designs:

     Designs, Inc.
     1244 Boylston Street
     Chestnut Hill, Massachusetts 02167
     Attn: General Counsel
     Facsimile: (617) 734-3406


     If to the Partnership:

     The Designs/LOS Partnership
     c/o Designs, Inc.
     1244 Boylston Street
     Chestnut Hill, Massachusetts 02167
     Attn: General Manager
     Facsimile: (617) 734-3406


     If to the LOS Partner:

     LDJV Inc.
     c/o Levi's Only Stores, Inc.
     116 East Chestnut Street
     Columbus, Ohio 43215
     Attn: President
     Facsimile: (614) 228-5769


Those addresses may be changed by delivery of a notice to that effect to the other party. Notices given in the manner contemplated by this Section 15 shall be considered "given" three business days after deposit in the mail, or the first business day after the date of delivery to a courier or receipt by facsimile transmission, as the case may be.
16.  Counterparts
     This Agreement may signed in any number of counterparts.
     IN WITNESS WHEREOF, Designs and the Partnership signed and delivered this Agreement on the date appearing in the first paragraph of this Agreement.
                         The Designs/LOS Partnership

                         By:  LDJV Inc., a Partner



                              By:/s/ Edward T. Murphy
                                 Edward T. Murphy, President


                         By:  Designs JV Corp., a Partner



                              By:  /s/ Joel Reichman
                                   Joel Reichman, President


                         Designs, Inc.



                         By:  /s/ Joel Reichman
                              Joel Reichman, President



     In consideration of the foregoing License Agreement (the "License Agreement"), LDJV Inc. (the "LOS Partner") hereby agrees that it shall not disclose the Proprietary Information (as defined in Section 1.3 of the License Agreement) to any person other than Designs, Inc. or The Designs/LOS Partnership and it shall not use the Proprietary Information for any purpose other than the The Designs/LOS Partnership's operation of OLSs and
Outlets (as defined in the Glossary referenced in Section 1.1 of the License Agreement) pursuant to, and during the term of, the
License Agreement.
Date:                    LDJV Inc.

                         By:  /s/ Edward T. Murphy
                              Edward T. Murphy, President